Exhibit 1.01

Conflict Minerals Report

Napco Security Technologies, Inc.

2015 Calendar Year

Overview

Napco Security Technologies, Inc., headquartered in Amityville, N.Y. was incorporated in Delaware in 1971. “The Company,” "Napco,” "we," "our" and "us" are used interchangeably to refer to Napco Security Technologies, Inc. and its subsidiaries.

The Company is a diversified manufacturer of security products, encompassing electronic door-locking devices, intrusion and fire alarms and building access control systems. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment.

This report for the year ended December 31, 2015 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which rule was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as defined in Item 1.01(d)(3) of the Form SD, “Conflict Minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on certain SEC reporting companies whose manufactured products contain Conflict Minerals.

Part I. Due Diligence

Design of Conflict Minerals Program

The Company has integrated into its supply chain management programs the Organization for Economic Co-operation and Development five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

Description of Due Diligence Measures Performed

Below is a description of the measures performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•	Compared any smelters or refiners which were included in the supplier responses from our survey to the list of smelters and refiners maintained by the CFSI (conflict-free sourcing initiative). Appendix A contains a list of these smelters and refiners as well as the certification status as reported by the CFSI.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared smelters and refiners identified by surveyed suppliers against the list of facilities that have received a “conflict-free” designation from the CFSP (conflict-free smelter program).

•	Napco provided 4 progress reports to Napco’s Senior Vice President of Operations and Finance. These progress reports summarized the status of the applicable conflict minerals program.

Results of our Due Diligence Efforts

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as our smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Results of Reasonable Country of Origin Inquiry Efforts

Based on the survey responses received, we have identified 208 smelters and refiners that are certified conflict-free. The remaining 107 are not yet confirmed as conflict-free. Of these 107 facilities we have determined that all but one are low-risk based primarily on their country of origin. The one exception is Phoenix Metal Limited which we determined to be a high-risk based on their country of origin being Rwanda and that they were not yet certified as conflict-free by the CFSI as of the end of our due diligence process. Phoenix Metal Limited is listed as Active by the CFSI. An Active status by the CFSI indicates that the facility has begun the first stages of certification. Based on the surveys provided and diligence efforts that were completed, we do not have sufficient information to conclusively determine all smelters and refiners or countries of origin of the conflict minerals. However, we have not obtained any supplier responses that indicate sourcing from conflict mines

Future Due Diligence Measures

•	We are continuing to develop a risk mitigation response plan to address business relationships with suppliers that are not DRC conflict free (as defined in Item 1.01(d)(4) of Form SD), which mitigation may include identifying an alternate supply. Our program will include continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•	We will continue to assess and update future due diligence activities, including our efforts to determine smelter and mine locations, transit routes, and countries of origin. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Part II. Product Description

For this reporting period, we identified the following products which we manufactured or purchased from others for resale that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

Access Control Systems. Various types of identification readers (e.g. card readers, hand scanners), control panels, PC-based computers and electronically activated door-locking devices.

Door Security Products. Various metal door locking devices including microprocessor-based electronic door locks with push button, card reader and bio-metric operation, door alarms, mechanical door locks and simple dead bolt locks.

Intrusion and Fire Alarm Systems. Various detectors, control panels, digital keypads and signaling equipment.

Video Surveillance Systems. Video cameras, control panels, video monitors and recording devices.

Appendix A lists the facilities identified to us by our suppliers that were used to process the associated minerals that were used in manufacturing the component parts that we use in assembling our products.

This Report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Appendix A:

The following smelters and refiners were reports by our suppliers as being in their supply chains and, therefore, potentially in ours. Some suppliers responded at the company level, therefore some of the smelters or refiners listed below may not be related to the products that we source from these suppliers. The certification status of each smelter and refiner as indicated by the Conflict-Free Sourcing Initiative is contained in column four.

Metal	Smelter/Refiner Name	Facility Location	Conflict Free Status
Gold	Advanced Chemical Company	UNITED STATES	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes

Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	PAMP S.A.	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	SAAMP	FRANCE	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Zhejiang Suijin	CHINA	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	Duoluoshan	CHINA	Yes

Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown
Tantalum	D Block Metals, LLC	UNITED STATES	Unknown
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	E.S.R. Electronics	UNITED STATES	Unknown
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Alpha	UNITED STATES	Yes

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Unknown
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Unknown
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Unknown
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Tinindo Inter Nusa	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	Rui Da Hung	TAIWAN	Yes

Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Unknown